                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                          TUESDAY MORNING CORPORATION



                                  ARTICLE ONE


          The name of the corporation is Tuesday Morning Corporation.


                                  ARTICLE TWO


     The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is The Corporation Trust Company.


                                 ARTICLE THREE


     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

     AUTHORIZED SHARES.
     ------------------

     The total number of shares of capital stock which the Corporation has authority to issue is 11,152,500 shares, consisting of:

     (1) 1,000,000 shares of Senior Exchangeable Preferred Stock, par value $.01 per share ("Senior Exchangeable Preferred");
                           -----------------------------

     (2)  150,000 shares of Series B-1 Cumulative Junior Redeemable
          Preferred Stock, par value $.01 per share ("Series B-1 Preferred");
                                                      --------------------

     (3) 2,500 shares of Series B-2 Cumulative Junior Perpetual Preferred Stock, par value $.01 per share ("Series B-2 Preferred"); and
                                            --------------------

     (4) 10,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").
            --------------

The Series B-1 Preferred and the Series B-2 Preferred are herein collectively referred to as the "Series B Preferred." The Senior Exchangeable Preferred and
                    ------------------
Series B Preferred are herein collectively referred to as the "Preferred Stock."
                                                               ---------------
Certain other capitalized terms used herein are defined in Section 8 of Paragraph B hereof.

A.   SENIOR EXCHANGEABLE PREFERRED.
     -----------------------------

          Shares of Senior Exchangeable Preferred may be issued from time to time in one or more series, each of such series to have such powers, preferences and rights as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Senior Exchangeable Preferred which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued or transferred. Except as otherwise required by law, different series of Senior Exchangeable Preferred shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

          Authority is hereby granted to the Board of Directors from time to time to issue the Senior Exchangeable Preferred in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware (the "Corporation Law"). Without limiting the generality of the
                  ---------------
foregoing, except as otherwise provided herein or in the resolutions providing for the issuance of any other series of Senior Exchangeable Preferred, the resolutions providing for issuance of any series of Senior Exchangeable Preferred may provide that such series shall be superior or rank equally or be junior to the Senior Exchangeable Preferred of any other series to the extent permitted by law. Except as otherwise provided herein or in the resolutions providing for the issuance of any series of Preferred Stock, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

          Each series of Senior Exchangeable Preferred shall rank senior to the Series B Preferred as set forth in the resolution or resolutions providing for the issue of such series of Senior Exchangeable Preferred adopted by the Board of Directors as herein provided.

B.   SERIES B PREFERRED STOCK.
     -------------------------

     Section 1.  Dividends.
                 ---------

     1A.  General Obligation.  When and as declared by the Corporation's board
          ------------------
of directors and to the extent permitted under the Corporation Law, the Corporation shall pay preferential dividends to the holders of the Series B-1 Preferred as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Series B-1 Preferred (a "Series B-1 Share") shall
                                                        ----------------
accrue on a daily basis at the rate of 8.0% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such Series B-1 Share to and including the date on which the Liquidation Value of such Series B-1 Share (plus all accrued and unpaid dividends thereon) is paid. Except as otherwise provided herein, dividends on each share of the Series B-2 Preferred (a "Series B-2
                                                                ----------
Share") shall accrue on a daily basis at the rate of (i) 8.0% per annum through and until December 29, 2010 and (ii) 12.0% per annum thereafter (unless the Corporation has offered to redeem such Series B-2 Shares pursuant to Section 4 below) of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such Series B-2 Share to and including the date on which the Liquidation Value of such Series B-2 Share (plus all accrued and unpaid dividends thereon) is paid. Such dividends on Series B-1 Shares and Series B-2 Shares (collectively, "Series B
                                                                     --------
Shares") shall accrue whether or not they have been declared and whether or not
------
there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Series B Share shall be deemed to be its "date of issuance"
                                                     ----------------
regardless of the number of times transfer of such Series B Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series B Share.

     1B.  Dividend Reference Dates.  To the extent not paid on March 31,
          ------------------------
June 30, September 30 and December 31 of each year, beginning March 31, 1998 (the "Dividend Reference Dates"), all dividends which have accrued on each
      ------------------------
Series B Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series B Share until paid.

     1C.  Distribution of Partial Dividend Payments.  Except as otherwise
          -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred, such payment shall be distributed ratably among the holders of such class based upon the number of Series B Shares held by each such holder.

     Section 2.  Liquidation.
                 -----------

                 Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series B Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends) of all Series B Shares held by such holder, and the holders of Series B Preferred shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series B Preferred held by each such holder. Prior to the time of any liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series B Preferred. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of such liquidation, dissolution or winding up to each record holder of Series B Preferred. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, nor any other form of recapitalization or reorganization affecting the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

     Section 3.  Priorities of Series B Preferred on Dividends and
                 -------------------------------------------------
                 Redemptions.
                 -----------

                 So long as any Series B Preferred remains outstanding, neither the Corporation nor any Subsidiary shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Series B Preferred or the Corporation has failed to make any redemption of the Series B-1 Preferred required hereunder; provided that the Corporation may purchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the provisions of the Executive Stock Agreements.

     Section 4.  Redemptions.
                 -----------

     4A.  Scheduled Redemptions.  The Corporation shall redeem all of the Series
          ---------------------
B-1 Shares (or such lesser number then outstanding), on the earlier of (i) December 29, 2010 or (ii) the Sale of the Company.

     4B.  Optional Redemptions.  The Corporation may at any time and from time
          --------------------
to time redeem all or any portion of the Series B-1 Preferred or the Series B-2 Preferred then outstanding. Upon any such redemption, the Corporation shall pay a price per Series B Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Redemptions made pursuant to this paragraph shall not relieve the Corporation of its obligation to redeem Series B-1 Shares on the Scheduled Redemption Dates.

     4C.  Redemption Payment.  For each Series B Share which is to be redeemed,
          ------------------
the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series B Share) an amount in immediately available funds equal to the Liquidation Value of such Series B Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Series B Shares on any Redemption Date are insufficient to redeem the total number of Series B Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Series B Shares ratably among the holders of the Series B Shares to be redeemed based upon the aggregate Liquidation Value of such Series B Shares (plus all accrued and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series B Shares, such funds shall immediately be used to redeem the balance of the Series B Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to the time of any redemption of Series B Shares, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed.

     4D.  Notice of Redemption.  The Corporation shall mail written notice of
          --------------------
each redemption of Series B Preferred (other than a redemption at the request of a holder or holders of Series B Preferred) to each record holder of such class not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Series B Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series B Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series B Shares.

     4E.  Determination of the Number of Each Holder's Shares to be Redeemed.
          ------------------------------------------------------------------
The number of Series B Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Series B Shares determined by multiplying the total number of Series B Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series B Shares of such class then held by such holder and the denominator of which shall be the total number of Series B Shares then outstanding.

     4F.  Dividends After Redemption Date.  No Series B Share is entitled to any
          -------------------------------
dividends accruing after the date on which the Liquidation Value of such Series B Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof. On such date all rights of the holder of such Series B Share shall cease, and such Series B Share shall not be deemed to be issued and outstanding.

     4G.  Redeemed or Otherwise Acquired Shares.  Any Series B Shares which are
          -------------------------------------
redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

     Section 5.  Voting Rights.
                 -------------

                 Except as otherwise provided herein and as otherwise required by law, the Series B Preferred shall have no voting rights; provided that each holder of Series B Preferred shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to the stockholders entitled to vote at such meeting.

     Section 6.  Registration of Transfer.
                 ------------------------

                 The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of each series of Series B Preferred.

Upon the surrender of any certificate representing shares of Series B Preferred at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor, representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

     Section 7.  Replacement.
                 -----------

                 Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 8.  Definitions.
                 -----------

          "Executive Stock Agreements" mean the Stockholders Agreement, the
           --------------------------
Term Put Agreements and the Employment Put Agreement, each originally dated as of December 29, 1997, and the various executive stock agreements entered into from time to time by the Corporation and employees of the Corporation or its Subsidiaries, in each case, as the same may be amended from time to time.

          "Junior Securities" means any capital stock or other equity
           -----------------
securities of the Corporation, except for the Senior Exchangeable Preferred and the Series B Preferred.

          "Liquidation Value" of any Series B Shares as of any particular date
           -----------------
shall be equal to $1,000.00.

          "Redemption Date" as to any Series B Share means the date specified
           ---------------
in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Class B Share (plus all accrued and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Sale of the Company" means the sale of the Corporation pursuant to
           -------------------
which such party or parties acquire (i) Common Stock of the Corporation possessing the voting power under normal circumstances to elect a majority of the Corporation's board of directors (whether by merger, consolidation, sale or transfer of the Corporation's Common Stock) or (ii) all or substantially all of the Corporation's assets determined on a consolidated basis.

          "Subsidiary" means any corporation of which the shares of outstanding
           ----------
capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

     Section 9.  Notices.
                 -------

                 All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     Section 10. Amendment and Waiver.
                 --------------------

                 No amendment, modification or waiver of any provision of this Part B hereof shall be effective without the prior approval or consent of the holders of a majority of the then outstanding Series B Preferred.

C.   COMMON STOCK.
     -------------

     Section 1.  Voting Rights.
                 -------------

                 Except as otherwise provided in this Part C or as otherwise required by applicable law, holders of Common Stock shall be entitled to one (1) vote per share on all matters to be voted on by the stockholders of the Corporation.

     Section 2.  Dividends.
                 ---------

                 After dividends on the Preferred Stock shall have been paid or set apart for payment (to the extent such Preferred Stock may be entitled thereto), subject to the provisions of Section 3 of Part B and to the rights of the Senior Exchangeable Preferred, the Board may declare a dividend upon the Common Stock out of the unrestricted and unreserved surplus of the Corporation. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to participate in such dividends ratably based on the number of shares of Common Stock ("Common Shares") held by each such holder.
        ------ ------

     Section 3.  Liquidation.
                 -----------

                 Subject to the provisions of the Preferred Stock, the holders of the Common Stock shall be entitled to participate ratably based on the number of Common Shares held by such holder in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

     Section 4.  Registration of Transfer.
                 ------------------------

                 The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Common Shares. Upon the surrender of any certificate representing any class of Common Shares at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of Common Shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Common Shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

     Section 5.  Replacement.
                 -----------

                 Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more Common Shares of any class, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Common Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 6.  Notices.
                 -------

                 All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     Section 7.  Legend.
                 ------

     7A.  Legend Requirement.  Each certificate evidencing shares of Common
          ------------------
Stock originally issued on December 29, 1997 in connection with the Corporation's offering of units pursuant to that certain Purchase Agreement dated as of December 15, 1997 shall bear a legend to the following effect, unless otherwise agreed by the Company and the holder thereof:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT AND ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
          (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR
          (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE

          OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR THE REGISTRAR, AS THE CASE MAY BE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRADED, EXCHANGED OR OTHERWISE TRANSFERRED UNTIL (I) JUNE 15, 1998; (II) THE OCCURRENCE OF A CHANGE IN CONTROL; (III) THE DATE ON WHICH A PREFERRED STOCK REGISTRATION STATEMENT IS DECLARED EFFECTIVE; (IV) IMMEDIATELY PRIOR TO ANY REDEMPTION OF SENIOR EXCHANGEABLE PREFERRED STOCK BY THE COMPANY WITH THE PROCEEDS OF A PUBLIC EQUITY OFFERING; OR (V) SUCH EARLIER DATE AS DETERMINED BY MERRILL LYNCH IN ITS SOLE DISCRETION (THE DATE OF THE OCCURRENCE OF AN EVENT SPECIFIED IN CLAUSES (I)-(V) BEING THE "SEPARATION DATE").

          7B.  Refusal of Transfer.  The Company shall refuse to register any
               -------------------
transfer of Common Stock in violation of the restrictions contained in the legend provided for in paragraph 7A above.



                                 ARTICLE FIVE


          The name and mailing address of the sole incorporator are as follows:

                     NAME                        MAILING ADDRESS
                     ----                        ---------------

               Bruce H. Hallett              1601 Elm Street, Suite 3000
                                             Dallas, TX 75201


                                  ARTICLE SIX


               The corporation is to have perpetual existence.


                                 ARTICLE SEVEN


               In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                 ARTICLE EIGHT


          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.


                                 ARTICLE NINE


          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                                  ARTICLE TEN


          The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.